                                  DEED OF LEASE

               THIS DEED OF LEASE is entered into as of the 28 day of July, 2005 between BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP, a Maryland limited partnership (hereinafter called "Landlord"), and OLD LINE BANK, a Maryland Corporation (hereinafter called "Tenant"), whose address for purposes hereof is in care of the Premises.

     1. DEFINITIONS. For all defined terms in this Lease, the references shall be to Premises A or Premises B, as applicable.

     (a) "Basic Cost": The actual costs incurred by the Landlord in operating and maintaining the Building and the Land during each calendar year of the Lease Term for which Landlord has not been reimbursed by insurance proceeds, condemnation awards or otherwise.

     Such costs shall include, by way of example rather than of limitation, (i) charges or fees for, and taxes on, the furnishing of electricity, water, sewer service, gas, fuel, or other utility services to the Building and the Land; (ii) costs of providing elevator, janitorial, trash, snow removal service, restriping, resurfacing, maintaining and repairing all walkways, roadways and parking areas on the Land, security costs, and cost of maintaining grounds, common areas, signage, and mechanical systems, sanitary sewer and drainage of the Building and the Land; (iii) all other costs of maintaining and repairing any or all of the Building or Land; (iv) all costs reasonably allocated by Landlord to the common areas of the Building and the Land in a multi-building development; (v) charges or fees for any necessary governmental permits and licenses; (vi) management fees, overhead and expenses reasonably related to management of the Building (including salaries for personnel directly or indirectly responsible for management and operation of the Building); (vii) premiums and payment of deductibles for hazard, liability, workmen's compensation or similar insurance upon any or all of the Building and the Land;
(viii) costs arising under service contracts with independent contractors; and
(ix) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building or the Land, constitute operating or maintenance costs attributable to any or all of the Building or the Land; provided, however, if Landlord installs new or replacement equipment intended to reduce operating costs, then Landlord shall have the right to amortize such capital expense as part of Basic Costs.

     In determining Basic Cost, where less than 95% of the Building's rentable square footage is occupied during all or any part of a year, those items of the Basic Cost which vary according to occupancy, such as electricity and janitorial services, shall be increased to that amount which would have been incurred had the Building been 95% occupied during the entire year.

     (b) "Basic Rental": For Premises A: (Suite 450) shall mean an amount payable in equal monthly installments of $2,525.00, subject to adjustment as herein provided. For Premises B: (Suite 101) shall mean an amount payable in equal monthly installments of $5,000.00, subject to adjustment as herein provided.


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

     (c) "Base Year Real Estate Taxes": For Premises A: shall mean the Real Estate Taxes payable in calendar year 2005. For Premises B: shall mean the Real Estate Taxes payable in calendar year 2008.

     (d) "Base Year Stop": For Premises A: the Basic Cost incurred during calendar year 2005. For Premises B: the Basic Cost incurred during the calendar year 2008.

     (e) "Building": the Office building, which has been constructed on land located at 9658 Baltimore Avenue, College Park, Maryland 20740.

     (f) "Commencement Date": For Premises A: the earlier of August 1, 2005 or the date Tenant takes occupancy of the Premises but in no event shall this date be prior to substantial completion of the Landlord's required improvements. For Premises B: the earlier of January 1, 2008 or the date Tenant takes occupancy of the Premises.

     (g) "Event of Default": As defined in Section 20 of this Lease.

     (h) "Land": The entire tract of land on which the Building is located.

     (i) "Lease Term": For Premises A: the period commencing on the Commencement Date and continuing for two (2) years and six (6) months thereafter; provided, however, if the term of this Lease commences on a date other than the first day of a calendar month, the Lease Term shall consist of, in addition to the number of years and months provided above, the remainder of the calendar month during which this Lease is deemed to have commenced. For Premises B: the period commencing on the Commencement Date and continuing for ten (10) years and zero
(0) months thereafter; provided, however, if the term of this Lease commences on a date other than the first day of a calendar month, the Lease Term shall consist of, in addition to the number of years and months provided above, the remainder of the calendar month during which this Lease is deemed to have commenced.

     (j) "Permitted Use": For Premises A: General business office purposes and for no other purpose, subject to the provisions of Section 9; For Premises B:
Use as a commercial bank branch and for no other purpose, subject to the provisions of Section 9; provided, however, that in no event may Tenant use either Premises for a Prohibited Use, as more fully outlined on Exhibit F.

     (k) "Premises": For Premises A: Suite No. 450 in the Building, generally outlined on the floor plan attached hereto as EXHIBIT A-1 and consisting of approximately 1,268 rentable square feet. For Premises B: Suite 101 in the Building, generally outlined on the floor plan attached hereto as EXHIBIT A-2 and consisting of approximately 1,916 rentable square feet.

     (l) "Rules and Regulations": The Landlord's rules and regulations sent to Tenant in writing from time to time, as amended or substituted for from time to time, the current form of which is attached hereto as EXHIBIT C.


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

     (m) "Security Deposit": For Premises A: $2,525.00 which shall increase to $5,000.00 on the earlier of: z) January 1, 2008, or y) the Commencement Date of Premises B.

     (n) "Substantial Completion": The date when the work to be performed by Landlord in the Premises A in accordance with EXHIBIT D of this Lease shall have been substantially completed notwithstanding that certain details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which would not materially interfere with the Tenant's use of the Premises.

     For purposes of determining the date of Substantial Completion, the Commencement Date shall be accelerated by the number of days due to any delay which is caused by: (i) changes in the work to be completed by Landlord in readying the premises for Tenant's occupancy, which changes have been requested by Tenant after the approval by Landlord and Tenant of the construction documents; (ii) delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises which are not encompassed within the Construction Documents, if any, outlined in
Section 7; (iii) any failure by Tenant, to furnish any required plan, information, approval or consent (including, without limitation, the Construction Documents) within the required period of time, or any failure to fully and completely cooperate with Landlord in the preparation of the Construction Documents; or (iv) the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. The decision of Landlord's architect shall be finally determinative of the date of Substantial Completion.

     (o) "Tenant's Proportionate Share for Basic Cost" for Premises A: 2.08%; for Premises B: 3.15%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet of office space in the Building.

     (p) "Tenant's Proportionate Share for Real Estate Taxes" for Premises A:
2.08%; for Premises B: 3.15%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet in the Building.

     (q) "Landlord's Address for Payments": All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord, and sent to the following address:

               Baltimore Boulevard Associates Limited Partnership
               c/o Southern Management Corporation
               1950 Old Gallows Road
               Suite 600
               Vienna, VA 22182


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

     2. LEASE TERM.

     a) Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises, as defined herein and generally outlined on the floor plan attached hereto as EXHIBIT A-1 and EXHIBIT A-2, commencing on the Commencement Date and ending, without the necessity of notice from either party to the other, on the last day of the Lease Term, unless sooner terminated as herein provided.

     b) If the Landlord shall be unable to tender possession of the Premises on the anticipated Commencement Date, the Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, unless the delay results (i) from failure of Tenant to provide plans or otherwise perform in accordance with the requirements of the Lease or
(ii) from any delay in Landlord's ability to tender possession of the Premises caused by Tenant, no rental shall be payable by Tenant prior to actual tender to Tenant of Possession of the Premises.

     c) By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended. Within three (3) business days of delivery of the Premises to Tenant by Landlord, Tenant agrees to execute and return to Landlord a letter prepared by Landlord confirming the Commencement Date, a copy of which is attached hereto as EXHIBIT B, certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder.

     3. BASIC RENTAL.

     a) Tenant promises and agrees to pay Landlord the Basic Rental (subject to adjustment as hereinafter provided) without demand, notice, deduction, counterclaim, abatement or set-off, for each month of the entire Lease Term. The first monthly installment of Basic Rental shall be due and payable upon execution of this Lease. The Basic Rental for each subsequent month shall be paid in advance beginning on the calendar month following the expiration of the first calendar month of the Lease Term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof; provided, however, that Basic Rental for the second calendar month shall be prorated based on one-three hundred sixtieth (1/360th) of the current annual Basic Rental for each day of the first partial month, if any, this Lease is in effect and shall be due and payable as aforesaid. Notwithstanding anything to the contrary contained herein, if Tenant fails to timely pay any two (2) installments of rent within a six-month period, Landlord at its sole option may
1) require Tenant to make all future payments on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's personal or corporate check shall no longer constitute payment thereof, or 2) Landlord may require that Tenant deposit an additional Security Deposit equal to three (3) months rent, from which Landlord, at its sole discretion, may satisfy any future payments to be made by Tenant, and Tenant shall be required to maintain such additional Security deposit levels throughout the remaining Lease Term as described in Section 5 herein, in which event Tenant shall have five (5) days to deposit such additional Security Deposit as required above.

     b) In the event that any installment of the Basic Rental, or any other sums which become owing by Tenant to Landlord under the provisions hereof are not received on or before the first (1st) day of the month in which such installment is due, or any other sum hereunder within ten (10) days after accrual or billing therefore, there shall be added to such unpaid amount a late charge of the greater of $250.00 or ten percent (10%) of the installment or amount due in order to compensate Landlord for the extra administrative expense thereby incurred. After twenty (20) days have elapsed from the date of accrual or billing, the total amount due shall bear interest at 18% per annum or the maximum rate allowable by law.

     c) All payments due hereunder, including payment of the security deposit, shall be made payable to "BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP."

     4. BASIC RENTAL ESCALATION.

     The Basic Rental shall be increased annually, effective on each anniversary of the first (1st) day of the first full month after the Commencement Date during the term hereof. If the Commencement Date is on a day other than the first (1st) day of the month, or on the anniversary of the Commencement date if the Commencement date is on the first (1st) day of the month, by an amount equal to three percent (3%) of the escalated Basic Rental then in effect, payable as follows:

PREMISES A-SUITE 450

     Year         Annual Basic Rental   Monthly Basic Rental   Per Square Foot
---------------   -------------------   --------------------   ---------------
8/1/05-7/31/06         $30,000.00            $2,525.00             $23.89
8/1/06-7/31/07         $31,209.00            $2,600.76             $24.61
8/1/07-12/31/07        $32,145.27            $2,678.77             $25.35

PREMISES B-SUITE 101

     Year         Annual Basic Rental   Monthly Basic Rental   Per Square Foot
---------------   -------------------   --------------------   ---------------
1/1/08-12/31/08       $60,000.00              $5,000.00             $31.32
1/1/09-12/31/09       $61,800.00              $5,150.00             $32.25
1/1/10-12/31/10       $63,654.00              $5,304.50             $33.22
1/1/11-12/31/11       $65,563.62              $5,463.64             $34.22
1/1/12-12/31/12       $67,530.59              $5,627.55             $35.25
1/1/13-12/31/13       $69,556.52              $5,796.38             $36.30
1/1/14-12/31/14       $71,643.26              $5,970.27             $37.39
1/1/15-12/31/15       $73,792.54              $6,149.38             $38.52
1/1/16-12/31/16       $76,006.34              $6,333.86             $39.67
1/1/17-12/31/17       $78,286.51              $6,523.88             $40.86

     5. SECURITY DEPOSIT.

     Landlord shall hold the Security Deposit, which shall be paid upon execution of this Lease, without liability for interest and not in trust or in a separate account, as security for the performance by Tenant of Tenant's covenants and obligations under this Lease. Tenant shall not consider the Security Deposit an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability suffered by Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as Additional Rent the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within a reasonable period of time after the termination of this Lease and (i) Tenant shall have surrendered the entire Premises to Landlord, (ii) Landlord shall have inspected the Premises after such vacation, and (iii) Tenant shall have complied with all of the terms, conditions and covenants in the Lease including payment of Basic Rental, Additional Rent, and accrued but unpaid late charges. If Landlord transfers its interest in the Premises during the Lease term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Upon the Lease Commencement Date for Premises B, the Tenant shall tender to Landlord the amount of cash required to increase the Security Deposit to $5,000.00 total.

     6. LANDLORD'S OBLIGATIONS.

     a) Subject to the limitations hereinafter set forth, Landlord agrees, while Tenant is occupying the Premises and is not in breach of, or default under, this Lease, to furnish to Tenant: (i) facilities to provide water at those points of supply both within the Premises and those provided for general use of tenants of the Building; (ii) facilities to provide a supply of electrical current reasonably necessary for general business office use and occupancy of the Premises and electric lighting and supply of electrical current to the common areas of the Building; (iii) heating and refrigerated air conditioning in season; and (iv) elevator and janitorial service to the Premises, all such services to be provided in scope, quality and frequency to those services being customarily provided by landlords in comparable office buildings in the surrounding area. Heating, ventilation and air conditioning requirements and standards under this Lease shall be subject, however, to such regulations as the Department of Energy or other local, state or federal governmental agency, Board or commission shall adopt from time to time. In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition; provided, however, that Tenant shall reimburse Landlord, upon demand for all repairs and additional maintenance resulting from damages to such public or common area caused by Tenant, or its employees, agents or invitees. Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises, or giving rise to any claim by Tenant for setoff or abatement of rent, to decorate and to make repairs, alterations, additions, modifications, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways public space and corridors in the building and to interrupt or temporarily suspend Building services and facilities.

     b) If Landlord, to any extent, fails to make available any of the services to be provided by Landlord expressly set forth above or if any slowdown, stoppage or interruption of, or any change in the quantity, character or availability of, the services to be provided by Landlord expressly set forth above occurs, such failure or occurrence shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof.

     c) Should Tenant require any additional work or service, including but not limited to heating, ventilation and air conditioning ("HVAC") furnished outside Landlord's normal operating hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, 8:00 a.m. to 2:00 p.m., Saturday, excluding holidays, Landlord may, upon reasonable advance notice by Tenant, furnish such additional services at the Building standard hourly rate as may be charged from time to time.

     d) Landlord may, at any time in its sole discretion, require separate metering or sub-metering for gas, electric power or for any other utility service required by Tenant if such service is deemed by Landlord to be in excess of Building standard usage, in which case the cost of installing such metering shall be at Tenant's sole cost and expense, due and payable upon demand by Landlord, and in which event Tenant shall pay for all such utility service in excess of its normal and customary usage, as metered.

     7. IMPROVEMENTS OF THE PREMISES.

     a) Tenant agrees to accept Premises A in its "as is" condition as of the Commencement Date, except that Landlord agrees to construct the improvements shown on EXHIBIT D including but not limited to:

               (i) building two (2) new offices,

               (ii) repainting the entire space, and

               (iii) construct the box-in for telephone and data lines, as shown on Exhibit A-1 and further described on Exhibit D

     Thereafter, Tenant shall install at its sole cost and expense new Building standard carpet throughout Premises A.

          Tenant agrees to accept Premises B in its "as is" condition as of the Premises B Commencement Date; however, notwithstanding anything to the contrary contained herein, Landlord shall reimburse Tenant in an amount up to Twenty Thousand Four Hundred Eight Dollars ($20,408.00) (the "Improvement Allowance") for improvements and modifications to the Premises, which shall only be made after Tenant complies with the provisions of Section 10 of the Lease. Tenant agrees to perform all work with commercially reasonable dispatch using, at a minimum, Building Standard quality materials. The Improvement Allowance shall be disbursed to the Tenant after the work has been completed and Landlord receives
1) copies of the vendor or contractor's invoices up to the maximum amount of the Improvement Allowance, 2) final release of liens from the contractor(s) performing the work, and 3) a copy of the Tenant's Use and Occupancy Permit.

     b) Notwithstanding anything to the contrary contained herein, the parties recognize and agree that, while Landlord and the Contractor will coordinate with Tenant to obtain the use and occupancy permit, it is the Tenant's sole responsibility to obtain such use and occupancy permit for the Premises. Within five (5) days of receipt of such use and occupancy permit; Tenant shall deliver a copy thereof to Landlord.

     c) Landlord shall, at its expense, (i) display Tenant's name and suite numbers on the directory in the lobby of the Building, and (ii) provide Tenant with Building standard signage on or next to the suite entry door to the Premises; provided however, that any subsequent changes to the Tenant's names on the directory or such signage shall be made at Tenant's sole cost.

     8. OPERATING EXPENSES.

     (a) During the term of this Lease, Tenant shall pay as Additional Rent Tenant's Proportionate Share of an amount equal to the excess ("Excess") from time to time by which the Basic Cost in any calendar year exceeds the Base Year Stop. Landlord shall make a good faith estimate of the Excess for each upcoming calendar year and Tenant shall be required to pay the monthly payment of such Additional Rent equal to one-twelfth (1/12) of such estimate.

     (b) Within a reasonable time after the close of each calendar year during Tenant's occupancy and the calendar year following termination of this Lease, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Cost for the previous year. If the total of the monthly installments paid by Tenant is less than Tenant's total annual obligation for the Excess, Tenant shall within twenty (20) days of invoice pay the difference upon receipt of Landlord's annual statement. Any overpayment shall be credited to Tenant's obligation for the next succeeding period or other amounts due and payable under this Lease.

     (c) Each statement furnished by Landlord to Tenant shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt of such statement, Tenant delivers to Landlord a written notice specifying the particular details for which such statement is claimed to be incorrect. Upon receipt of Tenant's notice, Landlord shall provide Tenant with reasonable additional detail concerning the questioned items. Pending the determination of such dispute, Tenant shall pay without delay the full amount of the Additional Rent payable by Tenant in accordance with each such statement that Tenant is disputing. Any overpayment shall be credited, in Landlord's discretion, to the next installment of operating expenses due, or such other amounts as may be due Landlord under the Lease.

     9. USE.

          Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful, in part or in whole, disreputable in any manner, or extra hazardous, nor will Tenant permit anything to be done which shall in any way cause substantial noise, vibrations, fumes, or increase the cost of insurance on the Building or contents or cause any cancellation of any insurance policy covering the Building or any portion of its contents. In the event that there shall be any increase in the cost of insurance on the Building or contents created by Tenant's acts, omissions or conduct of business, Tenant hereby agrees to pay to Landlord the amount of such increase on demand. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with or disturb the possession of other tenants or Landlord in the management of the Building. Tenant shall not place a load upon the Premises, the Building or any Building system (or any portion thereof) in a manner which is unsafe; paint, install lighting or decorations, without Landlord's prior written consent; or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof.

     10. TENANT'S REPAIRS AND ALTERATIONS.

     (a) Tenant shall not in any manner deface or injure or make unapproved modifications of the Premises or the Building and will pay the cost of repairing any damage or injury done to the Premises or the Building or any part thereof by Tenant or Tenant's agents, employees or invitees. Tenant shall throughout the Lease Term take good care of the Premises and keep it free from waste and nuisance of any kind. Tenant agrees, at Tenant's sole cost and expense, to keep the Premises, including, without limitation, all fixtures installed by Tenant, in good condition and make all necessary non-structural repairs and replacements except those caused by fire, casualty or acts of God covered by Landlord's fire insurance policy covering the Building. Such repairs and replacements shall be in quality equal to the original work and installation.

     (b) Notwithstanding anything in the Lease to the contrary, Tenant will not make or allow to be made any alterations or physical additions in or to the Premises, including changes in locks on doors, plumbing, lighting, wiring or partitions, without the prior written consent of Landlord. All maintenance, repairs, alterations, additions or improvements shall be conducted only by contractors or subcontractors approved in advance in writing by Landlord, it being understood that Tenant shall procure and maintain, and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with any such maintenance, repair, alteration, addition or improvement. A copy of insurance certificates evidencing such coverage, and naming Landlord and Southern Management Corporation as additional insureds, shall be delivered to Landlord prior to the commencement of any work in the Premises or the Building. All work performed by Tenant within the Premises shall conform to Landlord's requirements as outlined on EXHIBIT E, a copy of which is attached hereto. Tenant shall promptly pay all contractors for work performed in the Premises. Where Landlord must make repairs due to any acts or omissions by Tenant, Landlord shall have the right, but not the obligation, to perform the work and charge Tenant for the cost of such work, plus 15% administrative costs.

     (c) At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements located therein, broom clean, and in good repair and condition, reasonable wear and tear accepted, and shall deliver to Landlord all keys to the Premises. If Tenant shall have vacated the Premises, Landlord may at Landlord's option re-enter the Premises at any time during the last six (6) months of the then current term of this Lease and make any and all such changes, alterations, revisions, additions and tenant and other improvements in or about the Premises as Landlord shall elect, all without any abatement of any of the rent otherwise to be paid by Tenant under this Lease. All alterations, additions or improvements made in or upon the Premises by Landlord or Tenant shall be Landlord's property upon termination of this Lease and shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord so elects on or prior to the termination or upon earlier vacation of the Premises, Tenant shall remove all alterations, additions, improvements and partitions erected by Landlord or Tenant and shall restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises, except as provided herein. Landlord hereby elects to have any and all computer and/or telephone cables installed by Tenant or which may in the future be installed by Tenant, removed upon the termination of the Lease or upon Tenant's earlier vacating of the Premises. If Tenant fails to restore the Premises upon Landlord's request, Landlord shall have the right to perform such restoration and Tenant shall be liable for all costs and expenses incurred by Landlord therefor.

     11. ASSIGNMENT AND SUBLETTING.

     (a) Neither Tenant nor Tenant's representatives, successors and assigns nor any subtenant or assignee will assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld as provided in subsection (b) below, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. At the time Tenant requests Landlord's consent, it shall provide all documents relating to the assignment or sublease, together with a fee of One Thousand Dollars ($1,000.00) for the cost incurred by Landlord for its initial review.

     (b) Subject to the provisions of Section 11(c) hereof, Landlord shall not unreasonably withhold its consent hereunder to any assignment or sublease by Tenant, provided that (x) in the event of a sublease Tenant shall satisfy each of the following conditions prior to any such sublease becoming effective; and
(y) in the event of an assignment, Tenant shall satisfy the conditions of subsections (i), (ii), (iii), (iv), (v) and (vi) prior to any such assignment becoming effective:

     (i) Tenant must first notify Landlord, in writing, of any proposed assignment or sublease, at least thirty (30) days prior to the effective date of such proposed assignment or sublease. The notice to Landlord must include a copy of the assignment or sublease and a copy of the proposed assignee's or subtenant's financial statement for its most recent fiscal year, prepared in accordance with generally accepted accounting principles and certified by a public accountant or an executive officer of the proposed assignee or subtenant.

     (ii) The assignee or subtenant must have a credit history satisfactory to Landlord (in Landlord's reasonable judgment).

     (iii) Landlord shall not have been involved in litigation with the proposed assignee or subtenant.

     (iv) The assignee or subtenant may not propose to change the use of the premises to a purpose other than as stated in Section 9 hereof, may not conduct its business in a manner which, in Landlord's reasonable judgment, is not appropriate for comparable office buildings in the metropolitan Washington, D.C. area, and may not impose a greater burden than Tenant on the Building's facilities, parking areas, common areas, or utilities.

     (v)The assignee or subtenant may not be a tenant, subtenant, or other occupant of any part of the Building, unless Landlord is unable to offer such occupant comparable space elsewhere in the Building.

     (vi) The Tenant may not be in default under this Lease, or have committed two (2) events of default hereunder during the previous twelve (12) months, whether cured or not.

     (vii) The sublease shall contain the following clause:

               "Underlying Lease Agreement. This Sublease and Subtenant's rights under this Sublease shall at all times be subject and subordinate to the underlying Lease identified in Paragraph ____ hereof, and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises. Subtenant acknowledges that any termination of the underlying Lease shall extinguish this Sublease. Landlord's consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the underlying Lease, in respect of the Sublease Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and Tenant shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease. Tenant hereby collaterally assigns to Landlord this Sublease and any and all payments due to Tenant from Subtenant as additional security for Tenant's performance of all of its covenants and obligations under the underlying Lease, and authorizes Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Landlord.

Subtenant hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby."

     (c)Landlord shall have the right, within thirty (30) days after receipt of the notice from Tenant, required under Section 11(b)(i) above, to elect: (i) if Tenant proposes to assign the Lease or sublease all or substantially all of the Premises, to terminate this Lease in its entirety, in which event the Lease shall terminate upon the effective date of the proposed assignment or sublease, and Tenant shall vacate the Premises as of such effective date in accordance with the applicable provisions of this Lease; (ii) if Tenant intends to sublet a portion of the Premises, to terminate this Lease only with respect to such portion of the Premises, in which case Tenant shall vacate such portion as provided in subsection (i) above; or (iii) to require Tenant to pay Landlord, within ten (10) days of receipt, one-half (1/2) of the amount of rent payable under such assignment or sublease in excess of the amount of rent payable by Tenant hereunder with respect to the Premises or, in the event of a sublease, that portion of the Premises sublet, offset by any direct expenses incurred by Tenant actually incurred in assigning the Lease or subleasing such portion of the Premises (amortized in equal monthly payments over the remaining term of the Lease, if assigned, or, if applicable, over the initial term of such sublease). Upon exercise by Landlord of either of the options set forth in subsection (i) or (ii) above, Tenant shall surrender the Premises or such portion of the Premises, as the case may be, to Landlord, and thereafter the rent to be paid by Tenant pursuant to Section 3 above shall be that portion of the total rent which the amount of square foot area remaining in the possession of Tenant bears to the total square foot area of the Premises. In the event that Landlord does not exercise its right to terminate this Lease, or any applicable portion thereof, within said thirty (30) day period, Tenant shall have the right, subject to the provisions of subsection (iii) above, to assign the Lease or sublet the Premises or a portion thereof after first obtaining the written consent of Landlord as provided in Section 11(a) above. Upon exercise by Landlord of the option set forth in subsection (iii) above, Tenant covenants and agrees to provide Landlord with semi-annual statements, prepared and verified by a certified public accountant or executive officer of Tenant, stating the amount of rent or other consideration received by Tenant from its assignee or subtenant(s) during such semi-annual period. If such statement shows Tenant failed to make the full payment to Landlord required by subsection (iii) above, a late charge equal to ten percent (10%) of the amount due shall be paid by Tenant to Landlord as Additional Rent, and shall be due and payable by the assignee or Tenant with the monthly installment of rent next becoming due.

     (d)The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord, at Landlord's option, in the event of any default by Tenant under the terms of this Lease.

     12. INDEMNITY.

     (a)Landlord shall not be liable for, and Tenant shall indemnify and save harmless Landlord, ground lessor, if any, and Landlord's managing agent, if any, from and against and from all fines, damages, suits, claims, demands, losses and actions (including reasonable attorneys' fees) for any injury to person (including death) or damage to or loss of property on or about the Premises caused by Tenant, its employees, contractors, subtenants, invitees or by any other person entering the Premises or the Building under the express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond the reasonable control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's gross negligence or willful misconduct. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant or any other person or entity for loss of any personal property, irrespective of how or by whom caused.

     (b)Landlord hereby agrees to make no claim against Tenant, and will indemnify and save Tenant, its agents, employees and invitees harmless from any claim which shall be made against Tenant by any agent, employee, licensee or invitee of Landlord or by others claiming the right to be on or about the common areas for any injury, loss or damage to person or property occurring upon the common areas, unless due to Tenant's negligence or willful misconduct.

     13. SUBORDINATION.

          This Lease and all rights of Tenant hereunder shall be and are subject and subordinate at all times to any deeds of trust, mortgages, installment sale agreements and other instruments or encumbrances, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the Land or an interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, installment sale agreements, instruments, encumbrances or leases, as well as any substitutions therefor, all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. Tenant shall, however, within five (5) business days execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the reasonable judgment of Landlord may be necessary or proper to confirm or evidence such subordination. If Tenant does not respond within such five (5) business days, Tenant hereby appoints Landlord as its Attorney-in-Fact to execute any and all such documents on behalf of Tenant. Notwithstanding the foregoing, if any mortgagee, trust beneficiary or ground lessor shall elect to have this Lease treated as if it became effective and Tenant had taken possession prior to the lien of its mortgage or deed of trust or prior to its ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed to have become effective and Tenant's right to possession shall be considered prior to such mortgage, deed of trust, or prior to its ground lease whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant shall upon demand at any time execute, acknowledge and deliver to Landlord's mortgagee (including the beneficiary under any deed of trust) or other holder any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such attornment. Notwithstanding anything to the contrary contained in this Section or the Lease, no mortgagee of the Building or Land shall be liable to Tenant: (i) for the return of or responsibility for the Security Deposit, unless and until such Security Deposit is actually received by said mortgagee, (ii) for any act or omission of any prior landlord (including Landlord); (iii) for any offsets, defenses or counterclaims which Tenant might have against any prior landlord (including Landlord); (iv) for any rent, Additional Rent or advance rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); (v) with respect to the provisions of any amendment or modification of the Lease made without its consent and without written approval; or (vi) required to restore the Building, complete any improvements or otherwise perform the obligations of Landlord under the Lease in the event of a foreclosure of the Deed of Trust or acceptance by such mortgagee of a deed in lieu of foreclosure, in either instances prior to full restoration of the Building or completion of any improvements.

     14. RULES AND REGULATIONS.

          Tenant and Tenant's agents, contractors, employees and invitees will comply fully with all requirements of the Rules and Regulations of the Building, a copy of which is attached hereto as EXHIBIT C, and related facilities, as specified in the Rules and Regulations now or hereafter sent by Landlord to Tenant. Landlord shall at all times have the right to change such rules and regulations to promulgate other Rules and Regulations in such manner as Landlord may deem advisable, in its reasonable discretion, for safety, care or cleanliness of the Building and related facilities or the Premises, and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall be responsible for compliance therewith by the agents, contractors, employees and invitees of Tenant.

     15. INSPECTION.

          Landlord or its officers, agents and representatives, and any ground lessor or mortgagee thereof, shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours upon reasonable advance notice (or, in any emergency or for the purpose of performing routine maintenance, at any hour and without advance notice) to (a) inspect the Premises at any time,
(b) clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (c) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

     16. CONDEMNATION.

          If the whole or, as determined by Landlord in its sole discretion, any substantial part of the Land or the Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, as determined by Landlord, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Land or the Building shall occur. If part of the Land or Building shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, and this Lease is not terminated as provided in the sentence above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as is fair and reasonable under all of the circumstances. In the event of any such taking, Landlord and Tenant shall each be entitled to all remedies provided by law; provided, however, that any award paid to Tenant shall not detract from any award which Landlord is entitled to receive.

     17. FIRE OR OTHER CASUALTY.

          In the event of damage to or destruction of the Premises or the Building, or the entrances and other common facilities necessary to provide normal access to the Premises, caused by fire or other casualty, Tenant shall provide immediate notice thereof to Landlord, and Landlord shall make repairs and restorations as hereafter expressly provided, unless this Lease shall be terminated by Landlord or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

          If (i) the damage is of such nature or extent, in the judgment of Landlord's architect, that more than two hundred ten (210) consecutive days, after commencement of the work, would be required (with normal work crews and hours) to repair and restore the part of the Premises or Building which has been damaged, or (ii) a substantial portion of the Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomic to restore or repair the Premises or the Building, as the case may be, Landlord shall so advise Tenant promptly; and Landlord or Tenant, for a period of ten (10) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice. In the event of such fire or other casualty, if this Lease is not terminated pursuant to the terms of this Section 17, and if (i) sufficient casualty insurance proceeds are available for use for such restoration or repair, and (ii) this Lease is then in full force and effect, Landlord shall proceed promptly and diligently to restore the Premises to its substantially similar condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant or any other tenant may have installed unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs which may be incurred by Landlord in connection therewith. Tenant shall, at its sole expense, insure the value of all leasehold improvements, fixtures, equipment or other property located in the Premises, for the purpose of providing funds to Landlord to repair and restore the Premises to its substantially similar condition prior to occurrence of the damage. If Tenant does not assure or agree to assure payment of the cost or restoration or repair of any such alteration, fixtures or additions as aforesaid, Landlord shall have the right to determine the manner in which the Premises shall be restored so as to be substantially the same as the Premises existed prior to the damage occurring, as if such alterations, additions or fixtures had not been made or installed. The validity and effect of this Lease shall not be impaired in any way by, and Landlord shall have no liability as a result of, the failure of Landlord to complete repairs and restoration of the Premises or of the Building within two hundred ten (210) consecutive days after commencement of work, even if Landlord had in good faith notified Tenant that it estimated that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration.

          In the case of damage to the Premises not caused by the negligence or willful misconduct of the Tenant or any of its agents, employees or invitees, and which is of a nature or extent that Tenant's continued occupancy is substantially impaired, the rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment as determined by Landlord. In no event, however, shall any damages be payable by Landlord to Tenant in respect of business interruption resulting from any fire or other casualty on the Premises or Building. Tenant shall be responsible to insure and/or repair all of Tenant's personal property located in the Premises.

     18. HOLDING OVER.

          Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant holds over after the expiration or termination of this Lease, all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time upon demand, as partial damages for the period of any holdover, an amount equal to two hundred percent (200%) of the fair market rental value of the Premises, but in no event less than the Basic Rental in effect on the termination date on a monthly basis, and shall not be pro-rated for any partial month of the holdover period. No holding over by Tenant shall operate to extend this Lease except as otherwise expressly provided in this Lease. The foregoing notwithstanding, Landlord, in addition to accepting the daily damages during the period of such holding over, shall be entitled to pursue all remedies at law or equity, including, without limitation, rights to ejectment and damages.

     19. TAXES.

     (a) For the purposes of this Section:

          (i) The term "Real Estate Taxes" means all taxes (including any rental occupancy taxes or gross receipts tax), rates and assessments, general and special, levied or imposed with respect to the Building and the Land or any portion thereof including all taxes, rates and assessments, general and special, levied or imposed for school, public betterment, general or local improvements. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said Building and Land or any portion thereof, and/or Landlord, in substitution of or in addition to real estate taxes presently levied or imposed on immovable property in the jurisdiction where the Building and Land is located, then any such new tax or levy shall be included within the term "Real Estate Taxes".

          (ii) The term "Base Year Real Estate Taxes" means the Real Estate Taxes applicable to calendar 2005 for Premises A and calendar 2008 for Premises B.

     (b) The term "Real Estate Tax Year" means each successive twelve-month (12) period, following and corresponding to the period in respect of which the Base Year Real Estate Taxes are established, irrespective of the period or periods which may currently, or from time to time in the future, be established by competent authority for the purposes of levying or imposing Real Estate Taxes.

     (c) Tenant shall pay as Additional Rent throughout the term of this Lease each month, in advance, one-twelfth (1/12th) of Tenant's estimated annual increase in its Proportionate Share for Real Estate Taxes for or attributable to the then current Real Estate Tax Year over the Base Real Estate Taxes (all as defined above). Such payments shall in no way limit Tenant's annual obligation. If the total of such monthly installments paid is less than Tenant's total annual obligation, Tenant shall within twenty (20) days of invoice pay the difference upon receipt of Landlord's annual Real Estate Tax statement. Any overpayment shall be credited to Tenant's obligation for the next succeeding period or other amounts due and payable under this Lease.

     (d) Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Section provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Section and Landlord shall thereafter receive a refund of any portion of any real estate taxes on which such payment shall been based, Landlord shall credit to Tenant the appropriate portion of such refund based on the prior payments by Tenant. Landlord shall have no obligation to contest, object or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its sole and unfettered discretion any Real Estate Taxes without consent or approval of Tenant.

     (e) Nothing contained in this Section shall be construed at any time to reduce or give rise to a credit against the monthly installments of rent payable hereunder below the amount stipulated in Section 3 as adjusted pursuant to
Section 4 of this Lease.

     (f) If the termination of this Lease shall not coincide with the end of the Real Estate Tax Year, then in computing the amount payable under this Section for the period between the commencement of the applicable Real Estate Tax year in question and the termination date of this Lease, the Base Real Estate Taxes shall be deducted from the Real Estate Taxes for the applicable

Real Estate Tax Year and, if there shall be a difference, such difference, pro rated on a monthly basis, shall be payable by Tenant to Landlord within twenty
(20) days after receipt of a statement of the amount thereof.

     (g) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises, and if any such taxes for which Tenant is liable are in any way levied or assessed against Landlord, Tenant shall pay the Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

     20. EVENTS OF DEFAULT.

          The occurrence of any of the following events shall be deemed to be an event of default ("Event of Default") by Tenant under this Lease:

     (a)Tenant shall fail to pay when due any Basic Rental or Additional Rent or other sums payable by Tenant hereunder.

     (b) Tenant shall fail to strictly comply with or observe Sections 13, 29 and 46 of this Lease.

     (c)Tenant shall fail to comply with or observe any other provision of this Lease, and same is not cured within ten (10) days after Landlord's written notice thereof; provided, however, that in the event such failure cannot be cured within ten (10) days, and Tenant has commenced making diligent efforts to cure such default within such ten (10) days, Tenant shall have an additional ten
(10) days to complete such cure; provided, further, that no such notice shall be required if Tenant was previously given notice for the same or similar default within the past three hundred sixty-five (365) days.

     (d)Tenant abandons or vacates the Premises, or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business or does not operate or hold the Premises open for business for more than 10 consecutive days or for more than 30 non-consecutive days during any three-month period, without regard to whether Tenant has paid to Landlord in full all rent and charges that may have become due.

     (e)Tenant or Guarantor (if applicable) shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or himself or any of its or his property, admit in writing its or his inability to pay its or his debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by Tenant for the purposes of effecting any of the foregoing.

     (f)Any court of competent jurisdiction shall enter an order, judgment or decree approving a petition seeking reorganization of Tenant or all or a substantial part of the assets of Tenant, or appointing a receiver, sequestrator, trustee or liquidator of Tenant or any of its property, and such order, judgment or decree shall continue unstayed and in effect for any period of at least thirty (30) days.

     21. REMEDIES.

          Upon the occurrence of any Event of Default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

     (a) Distrain, collect or bring an action for such rent as may be in arrears, and request entry of judgment therefor as provided for in case of rent in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof.

     (b) Declare due and payable and sue for and recover, all unpaid rent for the unexpired period of the Lease Term (and also all Additional Rent as the amounts thereof can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder.

     (c) Terminate this Lease, in which event Tenant shall immediately surrender the Premises in the condition required by this Lease to the Landlord; and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim for damages therefor, and Tenant agrees to pay to Landlord as Additional Rent on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, including the loss of rental for the remainder of the Lease Term.

     (d) Without termination of the Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim or damages therefor; and if Landlord so elects, relet the Premises on behalf of the Tenant on such terms as Landlord shall deem advisable and receive the rent therefor, and Tenant agrees to pay to Landlord on demand as Additional Rent all costs associated therewith, including brokerage fees, advertising, legal fees, costs of tenant improvements and cost to restore premises to re-rentable condition and any deficiency that may arise by reason of such reletting for the remainder of the Lease Term.

     (e) Without termination of the Lease, enter upon the Premises, by force if necessary, without being liable for trespass or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

     (f) If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Premises, as may be necessary or appropriate, and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid as Additional Rent by Tenant to Landlord upon demand, plus interest at the overdue interest rate set forth herein from the date of expenditure(s) by Landlord, as Additional Rent. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant's default.

     (g) Exercise any other rights and remedies available to Landlord at law or in equity. No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant. Neither pursuit of any of the foregoing remedies provided nor any other remedies provided herein or by law shall constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent (including any partial payment of Basic Rental or Additional Rent) following an Event of Default hereunder shall not be construed as Landlord's waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or Event of Default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this Lease for any default, Tenant shall not be relieved of its liabilities and obligations hereunder and, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and the loss of rental for the remainder of the Lease Term. Tenant's obligations and liabilities under this Lease shall also survive repossession and reletting of the Premises by Landlord pursuant to the foregoing provisions of this Section 21.

     (h) All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

     (i) In addition to any other rights and remedies provided in this Lease, and with or without terminating this Lease, Landlord may with force of law, re-enter, terminate Tenant's right of possession and take possession of the Premises, the provision of this Section 21 operating as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived.

     (j) In addition to the foregoing, Landlord may require Tenant to deliver, within three (3) days of notice, an additional Security Deposit in an amount equal to three (3) additional monthly installments of Basic Rental due as of the date of the default.

     (k) Upon Landlord's receipt of Tenant's check which is not paid by Tenant's bank, Tenant shall thereafter pay all amounts due under this Lease either by a certified or cashier's check.

     22. SURRENDER OF PREMISES.

          No act done and no failure to act by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

     23. ATTORNEYS' FEES.

          In case it should be necessary or proper for Landlord to bring any action under this Lease or to consult with an attorney concerning a default of Tenant hereunder, irrespective of whether such default is later cured, then Tenant shall pay any and all reasonable attorney's fees, court costs and expenses of Landlord incurred in connection with such enforcement.

     24. LANDLORD'S LIEN.

          In addition to any statutory Landlord's lien, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom; and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of any Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies therein to Landlord forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the jurisdiction in which the Building is located.

     25. MECHANICS' LIENS.

          Tenant shall not permit any mechanics' lien or other liens to be placed upon the Premises or the Building or improvements thereon during the Lease Term, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant. In the case of the filing of any such lien Tenant will promptly, and in any event within five (5) days after the filing thereof, satisfy and release of record such lien by means of payment thereof, bonding Landlord against any loss occasioned thereby (in which case Tenant shall have the right in due diligence to contest and dispute such lien so long as such bond remains in place), or take such other action as may be otherwise acceptable to Landlord. If Tenant fails to satisfy or bond off any such claim, Landlord shall have the right to pay such amount and charge Tenant all such costs as Additional Rent, plus fifteen (15%) percent administrative costs.

     26. WAIVER OF SUBROGATION; INSURANCE.

     (a) Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property, but only to the extent that such loss or damage is covered by the greater of any insurance then in force or required to be carried hereunder, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that such release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

     (b) Tenant shall maintain throughout the Lease Term, at Tenant's sole cost and expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the Premises or the Land, and arising out of the use of all or any portion of the same by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of comprehensive general public liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than Three Million Dollars ($3,000,000) per occurrence for death or injury and One Million Dollars ($1,000,000) per occurrence for property damage or destruction. Such policies shall name Landlord and Tenant, (and, at Landlord's or such mortgagee's or paramount lessor's or installment seller's request) any mortgagee of all or any portion of the Building and any landlord of, or installment seller to Landlord and Southern Management Corporation (and all of its officers, members, employees, shareholders and partners) as additional insured parties, shall provide that they shall not be modified or canceled without at least thirty (30) days' prior written notice to Landlord and any other party designated as aforesaid and shall be issued by insurers of recognized responsibility licensed to do business in the jurisdiction in which the Building is located and acceptable to Landlord. Copies of all such policies certified by the insurers to be true and complete shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers at all times.

     27. SUBSTITUTION SPACE.

     (a) Landlord shall have the right at any time during the term of this Lease, including during any renewal or extension hereof, to substitute, instead of the Premises, other space of reasonably comparable size and decor in the Building, hereinafter referred to as "Substitution Space."

     (b) If Landlord desires to exercise such right, it shall give Tenant at least thirty (30) days prior written notice thereof specifying the effective date of such substitution, whereupon, as of such effective date: (i) the description of the Premises set forth in this Lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the Substitution Space shall, for all intents and purposes, be deemed the Premises hereunder, and all of the terms, covenants, conditions, provisions and agreements of this Lease shall continue in full force and effect and shall apply to the Substitution Space; and (ii) Tenant shall move from the Premises into the Substitution Space and shall vacate and surrender possession to Landlord of the Premises on and after such effective date; thereafter, during the period of such occupancy, Tenant shall pay rent for the Substitution Space at the above-described rate, whereupon rent shall abate entirely with respect to the Premises.

     (c) If Landlord exercises its relocation right, Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies and telephones and telephone equipment from the presently leased Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationary supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this relocation right.

     28. BROKERAGE.

          Landlord and Tenant warrant that each has had no dealings with any broker or agent other than CB Richard Ellis (for both Landlord and Tenant) in connection with the negotiation or execution of this Lease, and each agrees to indemnify the other against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by, through such party.

     29. ESTOPPEL CERTIFICATES.

          Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in such form as required by Landlord (i) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); and (ii) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any Interest therein. In the event that Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant.

     30. NOTICES.

          Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

     (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address described in Section 1(q) herein, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent or other amounts have been actually received by Landlord.

     (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

     (c) With the exception of subsection (a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered
(i) when delivered personally (ii) by reputable overnight courier, or (iii) whether actually received or not, when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have previously specified by written notice delivered in accordance herewith.

               If to Landlord, at:

               c/o Southern Management Corporation
               1950 Old Gallows Road, Suite 600
               Vienna, VA 22182
               Attn: Director, Commercial Division

               If to Tenant, at:

               The Premises.

               With a copy to:

               Old Line Bank
               P.O. Box 1890
               Waldorf, MD 20604
               Attention: President

     If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at the specific address for the receipt of notices and payments to Landlord; if and when included within the term Tenant, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address within the continental United States for the receipt of notices and payment to Tenant. All parties included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

     31. FORCE MAJEURE.

          Whenever a period of time is herein prescribed for action to be taken by Landlord or whenever Landlord is otherwise obligated to perform hereunder, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays or failures to perform due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of Landlord.

     32. SEVERABILITY.

          If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected thereby.

     33. AMENDMENTS; WAIVER; BINDING EFFECT.

          The provisions of this Lease may not be waived, altered, changed or amended, except by an instrument in writing signed by both parties hereto, and such instrument shall be subject to the approval of any mortgagees, and ground lessors of record. The acceptance of Basic Rental, Additional Rent or other payments by Landlord, or the endorsement or statement on any check, any letter accompanying any check or other tender of Basic Rental, Additional Rent or other payment shall not be deemed an accord and satisfaction or a waiver of any obligation of Tenant, regardless of whether Landlord had knowledge of any breach of such obligation. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

     34. QUIET ENJOYMENT.

          Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or others claiming through

Landlord, subject to the terms and conditions of this Lease and to all mortgages, ground leases and other encumbrances to which this Lease is subject and subordinate.

     35. LIABILITY OF TENANT.

          If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation any extensions or renewals hereof, any amendments hereto, any waivers hereof or failure to give such guarantor any notices hereunder.

     36. LANDLORD LIABILITY.

          The liability of Landlord and all officers, employees, shareholders, members, venturers or partners (general or limited) of Landlord to Tenant under the terms of this Lease shall be non-recourse and limited to the interest of Landlord in the Building, and neither Landlord nor any partner of Landlord, or any officer, director, shareholder, partner or member of any partner or member of Landlord, shall have any individual or personal liability whatsoever with respect to this Lease. Landlord or any officer, employee, shareholder, member, venturer or partner (general or limited) of Landlord shall have the right to sell or transfer all or any portion of the Land or the Building to any third party, and upon any such sale or other transfer of all of the Building or the Land, and the corresponding assignment of this Lease, the previous Landlord shall have no further liability or obligation to Tenant hereunder or otherwise.

     37. CERTAIN RIGHTS RESERVED BY LANDLORD.

          Landlord shall have the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim or setoff or abatement of rent or affecting any of Tenant's obligations hereunder:

     (a) To change the name by which the Building is designated upon two (2) months written notice to Tenant.

     (b) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entry ways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible.

     (c) To maintain, relocate, erect pipes and conduits through Tenant's space.

     (d) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

     (e) To alter, increase, reduce, reconfigure and relocate the common areas.

     (f) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that person entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

     38. FINANCIAL STATEMENTS.

          Tenant agrees to provide to Landlord within ten (10) days of request by Landlord but no more than once per year, the most recent audited annual financial statements of Tenant, including balance sheets, income statements, and financial notes ("Statements"). Tenant consents that Landlord may release the Statements to Landlord's subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property for the purposes of evaluating Tenant's financial condition with respect to performance under the Lease. Landlord agrees to keep the Statements confidential and to not release the Statements to third parties except as set forth herein.

     39. NOTICE TO LENDER.

          If the Premises or the Building or any part thereof are at any time subject to a mortgage or a deed of trust or other similar instrument and the Lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not exercise any remedies under the Lease without first giving written notice by certified mail, return receipt requested, to such mortgagee, trustee, beneficiary and assignee, specifying the default in reasonable detail, and affording such mortgagee, trustee, beneficiary and assignee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord. Tenant shall be deemed to have received written notice of any mortgage or deed of trust encumbering the Building and/or the Land as of the date of this Lease.

     40. MISCELLANEOUS.

     (a) Any approval by Landlord and Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, or any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant's construction of improvements in the Premises in accordance with such drawings, plans and specifications.

     (b) Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

     (c) Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building or the Land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

     (d) Time is of the essence as to all provisions of this Lease applicable to Tenant's obligations hereunder.

     (e) The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease and deliver the same to Tenant.

     (f) Notwithstanding anything to the contrary contained in this Lease, if the Lease Term has not commenced within twenty-one (21) years after the date of this Lease, this Lease shall automatically terminate on the twenty-first (21st) anniversary of such date. The sole purpose of this provision is to avoid any interpretation of this Lease as a violation of the Rule Against Perpetuities, or any other rule of law or equity concerning restraints on alienation.

     (g) The terms of this Lease shall be construed in accordance with the laws of the jurisdiction in which the Building is located.

     (h) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by any one acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     41. ADDITIONAL RENT.

          The Tenant shall pay as Additional Rent any money required to be paid pursuant to the provisions of this Lease whether or not the same is designated "Additional Rent". If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as Additional Rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord. Notwithstanding any expiration or termination of this Lease prior to the end of the Lease Term, Tenant's obligations to pay any and all Additional Rent pursuant to this Lease shall continue and shall cover all periods up to the expiration or termination date of this Lease. Tenant's obligation to pay any and all Additional Rent or other sums owing by Tenant to Landlord under this Lease shall survive any expiration or termination of this Lease.

     42. ENTIRE AGREEMENT.

          The Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of Premises and Tenant's use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

     43. LEGAL PROCEEDINGS.

          Landlord and Tenant hereby waive the right to a jury trial in any action, proceeding or counterclaim between Tenant and Landlord or their successors arising out of this Lease or Tenant's occupancy of the Premises or Tenant's right to occupy the same.

     44. LAWS AND REGULATIONS.

          Tenant agrees at Tenant's expense to comply with all applicable laws, ordinances, rules, and regulations, whether now in effect or hereafter enacted or promulgated, of any governmental entity or agency having jurisdiction of the Premises, including, but not limited to, obtaining all required certificates of occupancy for the Premises.

     45. AMERICANS WITH DISABILITIES ACT ("ADA").

     (a) Tenant hereby represents that it is not a public accommodation, as defined in the ADA.

     (b) The Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of Title I and/or Title III of the ADA within the Premises and, if the measures required outside of the Premises are attributable to Tenant's alterations to the Premises, outside of the Premises as well. Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, however, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

     (c) Tenant shall indemnify the Landlord for all claims, damages, judgments, penalties, fines, administrative proceedings, costs, expenses and liability arising from Tenant's failure to comply with any of the requirements of Title I and/or Title III of the ADA within the Premises.

     (d) Landlord shall indemnify the Tenant for all claims, damages, judgments, penalties, fines, administrative proceedings, cost, expenses and liability arising from Landlord's failure to comply with Title III of the ADA within the common areas.

     (e) Notwithstanding the provisions of subsection (b) herein, if (i) Landlord causes Alterations or improvements to be made to the common areas of the Building to comply with the ADA, and (ii) such Alterations or improvements solely benefit the Premises, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with the performance of such Alterations or improvements.

     46. ENVIRONMENTAL PROTECTIONS.

     (a) Notwithstanding the generality of Section 9 above, Tenant shall conduct all activity in compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment or human health ("Environmental Laws"). Tenant shall also cause its subtenants (if subtenants are permitted by this Lease or are hereafter approved by Landlord), licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its permitted subtenants, licensees, invitees, agents, contractors, and subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

     In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Material on, above, beneath or near the Premises, the Building or the Land. As used herein, the term "Hazardous Materials" shall include, without limitation, all of the following: (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) ("SARA"); (2) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991(i), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous substances and controlled hazardous substances as defined in the Maryland Environment Code Ann., Title 7, Subtitle 2, and "oil" as defined in Section 4-401(c) of the Maryland Environment Code Ann.; (5) petroleum and petroleum byproducts; (6) an object or material which is contaminated with any of the foregoing; (7) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.

     (b) Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorneys' fees) that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed, or entered against Landlord or any of the Building or the Land, by any third party, including, without limitation, any governmental authority, arising from Tenant's breach of Environmental Laws or otherwise arising from the alleged generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials on, from or affecting the Premises, the Building or the Land, including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedy, fines, damages, response (including death) and property damage.

     (c) Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials onto the Land or Building, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape.

     (d) Tenant shall within 48 hours of receipt deliver to Landlord copies of any written communication relating to the Building or the Land between Tenant and any governmental agency or instrumentality concerning or relating to Environmental Laws.

     (e) Tenant's obligations under this Section shall survive the termination or other expiration of this Lease.

     47. PARKING.

          Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not use parking spaces on the Land or Building in excess of that number set out on the attached Data Sheet which has been reasonably determined by Landlord to be Tenant's proportionate share of the total parking spaces available on the Building and Land. All such spaces are available on a first-come, first-served, non-exclusive basis, to all tenants in the Building, and shall be unmarked and unreserved. At such time and under such circumstances as Landlord deems appropriate, Landlord may provide attendant parking or such other system or management of parking as it deems necessary or desirable. Notwithstanding anything contained herein, if any governmental regulation or ordinance is enacted or amended after the effective date of this Lease so as to allow or require a modification in Tenant's number of parking spaces, Landlord reserves the right to make such modification without modifying in any way the rent due hereunder or any other obligations of Tenant. Tenant shall not use parking for overnight storage of vehicles. Landlord assumes no responsibility and shall not be liable for any vehicle damage or theft to vehicles located in the parking lot, nor theft of personal property or personal injury sustained by any person in or about the parking lot.

          The Tenant shall have the right to utilize two (2) reserved parking spaces within the Building garage at the current rate of $50.00 per space per month. This amount shall be paid to the Landlord along with the Basic Rental in advance on the first day of each and every calendar month of the Lease Term. The Landlord reserves the right to adjust the monthly cost of garage parking spaces from time to time.

     48. AUTHORITY.

          Tenant is a duly organized and validly existing corporation which is qualified to do business in the state where the Building is located. Tenant has full right, power and authority to enter into this Lease, and that each person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with a copy of a corporate resolution of the Board of Directors of the Tenant confirming the foregoing.

     49. Renewal Option.

          Tenant shall have the right to extend the term of the Lease for Premises B (Suite 101) for two (2) additional five year lease terms (the "Renewal Term"), upon the following conditions:

     (a) Tenant has not been in default (past applicable notice and cure) at any time during the past twelve (12) month period;

     (b) Tenant has not previously assigned the Lease or sublet any part or all of the Premises;

     (c) Landlord, using its reasonable judgment is satisfied with the quality, appearance, service and cleanliness of the Tenant's business.

     (d) Tenant has delivered to Landlord written notice of its intention to exercise this option, not less than three hundred sixty five (365) days prior to the end of the Lease Term;

     (e) All lease terms for the Renewal Term shall be the same as in the initial Lease Term, except that the annual Base Rent for the Renewal Term shall be the greater of: z) then current market rent for comparable space in the Building or in comparable buildings in the market (but not less than the most recent Monthly Base Rent), or y) the Basic Rental of the final month of the Lease Term increased by three (3%) percent; and

     (f) there shall be no further option to renew the Lease Term; and

     (g) there shall be no Improvement Allowance.

     If Tenant fails to sign an Amendment to the Lease extending the Lease Term as provided in this Section within fifteen (15) days after the rent has been determined and Landlord has promptly provided Tenant with a proposed Amendment consistent with the foregoing, all time periods for Tenant herein being of the essence, then Tenant's option to extend the term of this Lease shall lapse and Tenant's renewal option shall be of no force and effect. The Renewal Option is personal to Tenant and is non-transferable.

     50. EXTERIOR SIGNAGE. Tenant, at its sole cost and expense, shall have the right to affix two exterior signs to the facade of the Building in the approximate locations depicted on EXHIBIT G-1 AND G-2. These signs may be installed only after Tenant has occupied the branch space in Suite 101 which is expected to be on or about January 1, 2008. Tenant shall submit for review the scale drawings and signage specifications which shall be subject to Landlord's approval not be unreasonably withheld, conditioned, or delayed. Tenant shall also be responsible for prompt repairs and ongoing maintenance of the sign. At the expiration or earlier termination of this Lease, Tenant shall be responsible for patching the holes and restoring the Building facade to its original condition, reasonable wear and tear excepted.

     51. EXHIBITS.

          (i)  Exhibit A-1 - Outline of Premises A-Suite 450

          (ii) Exhibit A-2 - Outline of Premises B-Suite 101

          (iii) Exhibit B-1 - Tenant Acceptance Letter

          (iv) Exhibit B-2 - Tenant Acceptance Letter

          (v)  Exhibit C - Rules and Regulations

          (vi) Exhibit D - General Contractor's Scope of Work

          (vii) Exhibit E - Landlord's Requirements for Tenant Alterations

          (viii) Exhibit F - Prohibited Uses

          (ix) Exhibit G-1 - Location of Exterior Signage

          (x)  Exhibit G-2 - Branch Location of Exterior Signage

          (xi) Exhibit H - Guaranty of Lease

          IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals as of the date first above written.

                                       Tenant:

WITNESS/ATTEST:                        OLD LINE BANK


/s/ Christine M. Rush                  By: /s/ James W. Cornelsen         [SEAL]
------------------------------------       ------------------------------
                                       Name: James W. Cornelsen
                                       Title: President


                                       Landlord:

WITNESS/ATTEST:                        BALTIMORE BOULEVARD ASSOCIATES
                                       LIMITED PARTNERSHIP


/s/ Della Bennett                      By: /s/ Edward Dosik
------------------------------------       ------------------------------
                                       Name: Edward Dosik
                                       Its: Authorized Signatory

                                   EXHIBIT A-1

                              Outline of Premises A

                                   EXHIBIT A-2

                              Outline of Premises B

                                   EXHIBIT B-1

                            Tenant Acceptance Letter

          This Tenant Acceptance Letter is attached to and made a part of the Lease dated the ________ day of _____________, 2005 by and between BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP (hereinafter called "Landlord") and OLD LINE BANK (as "Tenant").

          The occupancy date for Premises A (Suite 450) is ____________________.

          The lease commencement date for Premises A is _______________________.

          The lease termination date for Premises A is ________________________.

          The rent commencement date for Premises A is ________________________.

WITNESS/ATTEST:                         TENANT:

                                        OLD LINE BANK


                                        By:
-------------------------------------       ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                        LANDLORD:

WITNESS/ATTEST:                         BALTIMORE BOULEVARD ASSOCIATES
                                        LIMITED PARTNERSHIP


                                        By:
-------------------------------------       ------------------------------------
                                        Name: Edward Dosik
                                        Its: Authorized Signatory

                                   EXHIBIT B-2

                            Tenant Acceptance Letter

          This Tenant Acceptance Letter is attached to and made a part of the Lease dated the ________ day of _____________, 2005 by and between BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP (hereinafter called "Landlord") and OLD LINE BANK (as "Tenant").

          The occupancy date for Premises B (Suite 101) is ____________________.

          The lease commencement date for Premises B is _______________________.

          The lease termination date for Premises B is ________________________.

          The rent commencement date for Premises B is ________________________.

WITNESS/ATTEST:                         TENANT:

                                        OLD LINE BANK


                                        By:
-------------------------------------       ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------


                                        LANDLORD:

WITNESS/ATTEST:                         BALTIMORE BOULEVARD ASSOCIATES
                                        LIMITED PARTNERSHIP


                                        By:
-------------------------------------       ------------------------------------
                                        Name: Edward Dosik
                                        Its: Authorized Signatory

                                    EXHIBIT C

                              RULES AND REGULATIONS

     The following rules and regulations have been formulated for the safety and well being of all the tenants of the Building. Any violation of these rules and regulations by any tenant that continues after notice from Landlord shall be sufficient cause for termination, at the option of Landlord, of the tenant's lease.

     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or hall or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the tenant's Premises. Landlord shall have the right to control and operate the common areas, and the facilities furnished for the common use of the tenant in such manner as Landlord, in its sole discretion, deems best for the benefit of the tenants generally. No tenant shall permit the visit to its Premises of persons in such number or under such conditions as to interfere with the use and enjoyment by other tenants of the common areas.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No drapes, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's Premises.

     3. No sign, advertisement, notice or other lettering or material(s) shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the tenant's Premises, the Building or elevators. In the event of the violation of the foregoing by any tenant, Landlord may remove it without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. All interior signs on the doors and directory table shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

     4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in the common areas.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown or placed therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant whose employees, agents, visitors or licensees shall have caused the same.

     6. There shall be no marking, painting, drilling into or other form of defacing or damage of any part of a tenant's Premises or the Building. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within its Premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker or other sound system. Landlord will, however permit a tenant to install Muzak or other internal music system within the tenant's Premises if the music system cannot be heard outside of the Premises.

     7. No tenant shall make or permit to be made any disturbing noises or disturb or interfere with the occupants of the Building or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, tape recorder, whistling, singing or any other way. No tenant shall throw anything out of the doors or windows, off the balconies or down the corridors or stairs.

     8. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about a tenant's Premises. No cooking shall be done or permitted by any tenant on its Premises, except that, with Landlord's prior written approval, a tenant may install and operate for the convenience of its employees, a lounge or coffee room with a microwave oven, sink and refrigerator. No tenant shall cause or permit any unusual or objectionable odors to originate from its Premises. Each tenant shall be obligated to maintain sanitary conditions in any area approved by the Landlord for food and beverage preparation and consumption.

     9. No space in or about the Building shall be used by any tenant for the manufacture, storage, or sale or auction of merchandise, goods or property of any kind.

     10. No flammable, combustible, explosive, hazardous or toxic fluid, chemical or substance shall be brought into or kept upon a tenant's Premises.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the common areas shall be kept closed during business hours except as they may be used for ingress and egress. Each tenant shall, upon the expiration or termination of its tenancy, return to Landlord all keys used in connection with its Premises, including any keys to the Premises, to rooms and offices within the Premises, to storage rooms and closets, to cabinets and other built-in furniture, and to toilet rooms whether or not such keys were furnished by Landlord or procured by tenant, and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks. On the expiration or termination of a tenant's lease, the tenant shall disclose to Landlord the combination of all locks for safes, safe cabinets and vault doors, if any, remaining in the Premises.

     12. All deliveries and removals, or the carrying in or out of any safes, freight, furniture of bulky matter or materials of any description, must take place in such manner and during such hours as Landlord may require. Landlord reserves the right to inspect all freight, furniture or bulky matter or materials to be brought into the Building and to exclude from the Building all or any of such which violates any of these rules and regulations or the Lease.

     13. Any person employed by any tenant to do janitorial work within the tenant's Premises must obtain Landlord's written consent prior to commencing such work, and such person shall, while in the Building and outside of the Premises, comply with all instructions issued by the superintendent of the Building. No tenant shall engage or pay any employees on the tenant's Premises, except those actually working for such tenant on said Premises.

     14. No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other like merchandise or service from any company or person whose repeated violations of Building regulations have caused, in Landlord's sole opinion, a hazard or nuisance to the Building and/or its occupants.

     15. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's sole opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

     16. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management or its agents. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at all times on Saturdays, Sundays and holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts of such persons.

     17. Each tenant, before closing and leaving its Premises at any time, shall assure that all lights are turned off and the Premises are locked.

     18. The requirements of tenants will be attended to only upon application at the office of the Building. Building employees shall not perform, and shall not be requested by any tenant to perform any work or do anything outside of their regular duties, unless under special instructions from the Building management.

     19. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to present the same.

     20. No plumbing or electrical fixtures shall be installed by the tenant without Landlord's prior written consent.

     21. There shall not be used in any space, or in the common areas of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     22. Mats, trash or other objects shall not be placed in the common areas.

     23. Landlord shall not maintain or repair suite finishes or fixtures which are non-standard, including, but not limited to, kitchens, bathroom, wallpaper, and special lights. However, should the need for maintenance or repairs arise, Landlord shall, at tenant's request, arrange for the work to be done at the tenant's expense.

     24. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

     25. Employees of Landlord other than those expressly authorized are prohibited from receiving any packages or other articles delivered to the Building for any tenant and, should any such employee receive any such package or article, he or she in so doing shall be the agent of such tenant and not Landlord.

     26. No tenant shall install or permit or allow installations of a television antenna in the windows or upon the exterior of its Premises or the Building.

     27. No tenant shall tie in, or permit to tie in, to the electrical or water supply office of the Building without prior written consent of the Building management.

     28. No tenant shall remove, alter or replace the Building standard ceiling, light diffusers or air conditioning terminals in any portion of its Premises without the prior written consent of Landlord.

     29. No vending machines shall be permitted to be placed or installed in any part of the Building by any tenant. Landlord reserves the right to place or install vending machines in any of the common areas of the Building.

     30. No tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

     31. Landlord reserves the right to specify where in the space demised to any tenant business machines and mechanical equipment shall be placed or maintained in order, in Landlord's judgment, to absorb and present vibration, noise, and annoyance to other tenants of the Building.

     32. There shall be no smoking within the Premises or the Building by Tenant, its agents, employees or invitees.

     33. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing rules and regulations at any time when in its sole judgment, it deems necessary, desirable or proper for its best interest and for the best interests of the tenants, and no such rescission, amendment, alteration or waiver or any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the nonobservance or violation by any of these rules and regulations at any time.

                                    EXHIBIT D

                General Contractor's Scope of Work for Premises A

         Bid Proposal prepared by The Keystone Group dated June 13, 2005

                                    EXHIBIT E

                  Rules and Regulations for Tenant Alterations

A.   Prior to Commencing Construction

     1. Plans. Submit plans and specifications (or other descriptions reasonably acceptable to Landlord) of the proposed Alterations to Landlord for its review and written approval. If Landlord raises any issues as a result of its review of the submitted plans and specifications, these issues must be resolved to Landlord's reasonable satisfaction. Alterations to structural components of the Building shall be reviewed and approved in Landlord's sole and absolute discretion and non-structural changes shall be approved at Landlord's discretion, which shall not be unreasonably withheld, conditioned or delayed. Once approved, no changes, amendments or additions to the plans and specifications may be made without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

     2. Contractors. The general contractor, contractors and subcontractors selected by Tenant must be approved by Landlord; such approval shall not be unreasonably withheld, conditioned or delayed. Provisions must be made for all contractors, laborers and materialmen to provide written lien waivers related to the approved Alterations.

     3. Insurance. The general contractor, contractors and subcontractors selected by Tenant must provide certificates of insurance evidencing the coverage shown below prior to beginning any work on the approved Alterations. This coverage must be maintained in full force and effect until such time as the approved Alterations are fully completed. Any delay by Tenant in causing these certificates to be provided will result in a delay in the commencement of the approved Alterations.

     4. Permits. Tenant must obtain all required permits ("Permits") and furnish copies thereof to Landlord.

     5. Coordination. Tenant shall contact Landlord's Property Manager to arrange a pre-construction meeting and walk-through with the Tenant's contractor. During this walk-through these Rules and Regulations, hours of operation and access will be reviewed and areas of the Building (e.g. lobby floors and walls, elevators, electrical closets and doors) will be inspected. These areas will be inspected after completion of the approved Alterations to determine whether or not any damage has occurred thereto. Any damage will be repaired to Landlord's reasonable satisfaction.

B.   During Construction.

     1. Compliance. All work on the approved Alterations shall, at all times, comply with laws, rules, orders and regulations of all applicable governmental authorities and insurance bodies and the Permits.

     2. Schedule. If requested, construction work schedules must be filed with the Property Manager. Contractors must check in each day with the designated Building engineer. The Property Manager must be notified, in writing, of the names of any persons working on the approved Alterations who may be working in the Building after the normal business hours.

     3. Coordination. Twenty-four (24) hour advance written notice must be provided to the Property Manager:

          (a) before commencing any and all work which may cause disruption to other tenants or interruption to the Building's systems and the Property Manager may require that work deemed inappropriate to be conducted during normal business hours be done after hours; or,

          (b) if access to utility rooms or the roof will be necessary (anyone on the roof must be escorted by property management at all times); or,

          (c) if the fire panel is to be taken out of service; or,

          (d) if there is to be any interruption to any Building system or utility; or,

          (e) if cranes are to be placed on the property; or,

          (f) if a window is to be removed for the delivery of drywall or any other large item; or,

          (g) if there is to be a delivery after normal business hours.

     4. Material Delivery and Storage. All deliveries are to come through the loading and service areas of the Building. All construction materials, tools and trash are to be transferred to and from the construction floor via the freight elevator or stairs. At no time may the passenger elevators be used to move materials, tools or trash. Tenant and its contractor shall be responsible for
(i) protecting the freight elevator to the satisfaction of the Property Manager, and (ii) observing the load limits for the freight elevator and (iii) any damages due to improper use or overloading of the freight elevator. Use of the freight elevator shall be scheduled in advance with the security guard and the contractor may be required to share the freight elevator with the cleaning crew. Materials must be immediately placed in the Tenant's Leased Premises and may not be stored in any of the Building's Common Areas.

     5. Damage. Tenant and its contractors shall be responsible for any damage to the Building or the Building systems caused by or arising out of the making of the approved Alterations and shall promptly repair it to the reasonable satisfaction of Landlord. Precautions to minimize damage to the Common Areas of the Building should be taken including protection of doors, carpets, elevator cabs and hallways. Masonite must be placed on the floors of any public corridor to protect the floor covering. In Common Areas with carpeting, the floor protection is to be removed and the carpet vacuumed daily. If the approved Alteration will involve drywall sanding or other dust producing activities, all air and smoke detectors must be covered during drywall sanding or other dust producing activities. The contractor must provide sufficient fire extinguishers at all times.

     6. Trash. Regular Building dumpsters are not to be used for construction debris without the prior approval of property management. Tenant and its contractor(s) are responsible for ensuring that all trash is placed properly within a separate construction dumpster and for clearing, on a daily basis, the Common Areas and exterior of the Building of all chutes are to be approved by property management prior to beginning the approved Alterations. The dumpster shall be placed on plywood to protect any travel/parking areas.

     7. Miscellaneous. The Landlord shall designate parking areas available for contractors. No vehicles of any contractor or subcontractor are to block service areas or any dumpster at any time. There is to be no smoking in the Building and the volume of all radios shall be kept at a level that will not be audible to other tenants in the Building. No contractor or subcontractor may display any signage on the Building, in the Building Common Areas or on any of the window glass without the prior written consent of the Property Manager.

C.   After Completion

     1. Coordination. A re-inspection of the lobby floor and walls, doors, electrical closets and any other areas impacted by the approved Alterations shall be made by the Property Manager to determine whether any construction damage has occurred or any clean-up is required.

     2. Plans. Tenant shall provide Landlord with:

          (a) one (1) reproducible mylar and two (2) blueprints of the as-built architectural, plumbing, electrical and mechanical condition of the Leased Premises each signed and stamped by a licensed architect or engineer; and,

          (b) complete specifications for the approved Alterations, including shop drawings and cut sheets for all new equipment and a detailed description of all finishes actually installed; and,

          (c) two (2) copies of operations and maintenance information for all new equipment and an air balance report in a format reasonably acceptable to Landlord.

     3. Permits. Tenant will obtain a final Occupancy Permit from the applicable governmental authority and will provide Landlord with a copy thereof.

     4. Contractor. A final waiver and release of liens shall be provided from the general contractor and major subcontractors upon completion of the approved Alterations.

          MINIMUM REQUIRED INSURANCE FOR CONTRACTORS AND SUBCONTRACTORS

General Liability (Occurrence Form)                Additional Named Insureds
$500,000 General Aggregate                         Southern Management Company
$500,000 Products/Completed Operations Aggregate   and Baltimore Boulevard
                                                   Associates Limited Partnership
$500,000 Personal and Advertising Injury
$500,000 Each Occurrence                           Certificate Holder
$ 50,000 Fire Damage                               Southern Management
                                                   Corporation
$  5,000 Medical Expense                           1950 Old Gallows Road,
                                                   Suite 600
                                                   Vienna, VA 22182
Automobile Liability (Owned, Non-Owned & Hired)
$500,000 Each Occurrence                           Notice of Cancellation
                                                   Certificate must provide that
                                                   such insurance shall not be
                                                   cancelled or modified without
                                                   at least 30 days written
                                                   notice to each named insured

Umbrella Liability
$1,000,000 Each Occurrence

Worker's Compensation
Statutory Limits

Large or complex approved Alterations may require that the contractors provide insurance in excess of these minimum required levels

                                    EXHIBIT F

                                 Prohibited Uses

The use of the Premises for the purposes specified in Section 1 shall not in any event be deemed to include, and Tenant shall not use, or permit the use of, the Premises or any part thereof for:

               (a) sale at retail of any products or materials;

               (b) the conduct of a public auction of any kind;

               (c) Intentionally deleted;

               (d) Intentionally deleted;

               (e) an employment agency;

               (f) product display activities (such as those of a manufacturer's representative);

               (g) offices or agencies of a foreign government or political subdivisions thereof;

               (h) offices of any governmental bureau or agency of the United States or any state or political subdivision thereof;

               (i) offices of any public utility company, other than corporate, executive or legal staff offices;

               (j) data processing services rendered primarily to others than Tenant and which are not strictly ancillary to Tenant's business;

               (k) health care or beauty professionals;

               (l) schools or other training or educational uses (other than those which are strictly ancillary to the Tenant's business, such as training of Tenant's personnel to be employed in the Building);

               (m) clerical support concerns rendering clerical support services primarily to others than Tenant or performing functions other than those which are strictly ancillary to Tenant's business;

               (n) reservation centers for airlines or for travel agencies;

               (o) broadcasting centers for communications firms, such as radio and television stations; or

               (p) any other use or purpose which, in the reasonable judgment of Landlord, is not in keeping with the character and dignity of the Building.

                                    Exhibit G

                          Location of Exterior Signage

                                  DEED OF LEASE
                                     BETWEEN
               BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP
                                       AND
                                  OLD LINE BANK
                                Table of Contents

SECTION                                                                     PAGE
-------                                                                     ----
1.  DEFINITIONS..........................................................     1
2.  LEASE TERM...........................................................     3
3.  BASIC RENTAL.........................................................     4
4.  BASIC RENTAL ESCALATION..............................................     4
5.  SECURITY DEPOSIT.....................................................     5
6.  LANDLORD'S OBLIGATIONS...............................................     5
7.  IMPROVEMENT OF THE PREMISES..........................................     6
8.  OPERATING EXPENSES...................................................     8
9.  USE..................................................................     9
10. TENANT'S REPAIRS AND ALTERATIONS.....................................     9
11. ASSIGNMENT AND SUBLETTING............................................    10
12. INDEMNITY............................................................    13
13. SUBORDINATION........................................................    13
14. RULES AND REGULATIONS................................................    14
15. INSPECTION...........................................................    14
16. CONDEMNATION.........................................................    15
17. FIRE OR OTHER CASUALTY...............................................    15
18. HOLDING OVER.........................................................    16
19. TAXES................................................................    16
20. EVENTS OF DEFAULT....................................................    18
21. REMEDIES.............................................................    19
22. SURRENDER OF PREMISES................................................    21
23. ATTORNEYS' FEES......................................................    21
24. LANDLORD'S LIEN......................................................    21
25. MECHANICS' LIENS.....................................................    21
26. WAIVER OF SUBROGATION; INSURANCE.....................................    22
27. SUBSTITUTION SPACE...................................................    22
28. BROKERAGE............................................................    23
29. ESTOPPEL CERTIFICATES................................................    23
30. NOTICES..............................................................    24
31. FORCE MAJEURE........................................................    25
32. SEVERABILITY.........................................................    25
33. AMENDMENTS; WAIVER; BINDING EFFECT...................................    25
34. QUIET ENJOYMENT......................................................    25
35. LIABILITY OF TENANT..................................................    26
36. LANDLORD LIABILITY...................................................    26
37. CERTAIN RIGHTS RESERVED BY LANDLORD..................................    26
38. FINANCIAL STATEMENTS.................................................    27
39. NOTICE TO LENDER.....................................................    27
40. MISCELLANEOUS........................................................    28
41. ADDITIONAL RENT......................................................    28

                                  DEED OF LEASE
                                     BETWEEN
               BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP
                                       AND
                                  OLD LINE BANK

42. ENTIRE AGREEMENT.....................................................    29
43. LEGAL PROCEEDINGS....................................................    29
44. LAWS AND REGULATIONS.................................................    29
45. AMERICANS WITH DISABILITIES ACT ("ADA")..............................    29
46. ENVIRONMENTAL PROTECTIONS............................................    30
47. PARKING..............................................................    31
48. AUTHORITY............................................................    32
49. RENEWAL OPTION.......................................................    32
50. EXTERIOR SIGNAGE.....................................................    33
51. EXHIBITS.............................................................    33

                                  DEED OF LEASE
                                     BETWEEN
               BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP
                                       AND
                                  OLD LINE BANK

                                   DATA SHEET

This Data Sheet is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Data Sheet.

(a) Premises              FOR PREMISES A: Suite No. 450 in the Building,
                          generally outlined on the floor plan attached hereto
                          as Exhibit A-1 [Section 1(k)].

                          FOR PREMISES B: Suite No. 101 in the Building, generally outlined on the floor plan attached hereto as Exhibit A-2 [Section 1 (k)].

(b) Area of Premises      FOR PREMISES A: Approximately 1,268 rentable square
                          feet on the fourth (4th)floor of the Building [Exhibit
                          A-1 and Section 1(k)].

                          FOR PREMISES B: Approximately 1,916 rentable square feet on the first (1st) floor of the Building [Exhibit
                          A-2 and Section 1(k)].

(c) Building              9658 Baltimore Avenue, College Park, MD 20740
                          [Section 1(e)].

(d) Basic Rental          FOR PREMISES A: Payable in equal monthly installments
                          of $2,525.00 subject to adjustment as herein provided
                          [Sections 1(b) and 3].

                          FOR PREMISES B: Payable in equal monthly installments of $5,000.00 subject to adjustment as herein provided
                          [Sections 1(b) and 3].

(e) Annual Basic Rental   FOR PREMISES A: $30,000.00 (Section 3).
                          FOR PREMISES B: $60,000.00 (Section 3).

(f) Annual Basic Rental   Three percent (3%) of the escalated Basic Rental then
    Escalation            in effect (Section 4).

(g) Additional Rent       See Section 41.

(h) Lease Term            FOR PREMISES A: 2 years and 6 months, commencing on
                          the Commencement Date

                          FOR PREMISES B: 10 years and 0 months commencing on the Date [Sections 1(i) and 2].

(i) Commencement Date     See Section 1(f).

(j) Building Operation    Monday through Friday, 8:00 a.m. to 6:00 p.m. and
    Hours                 Saturday, 8:00 a.m. to 1:00 p.m. (except legal
                          holidays).

                                  DEED OF LEASE
                                     BETWEEN
               BALTIMORE BOULEVARD ASSOCIATES LIMITED PARTNERSHIP
                                       AND
                                  OLD LINE BANK

(k) Permitted Use         FOR PREMISES A: Any general business office purposes
                          and for no other purpose [Sections 1(j) and 9].
                          FOR PREMISES B: For use as a commercial bank branch

(k) Tenant's              FOR PREMISES A: 2.08% [See Sections 1(n)].
    Proportionate Share   FOR PREMISES B: 3.15% [See Sections 1(n)].
    for Basic Cost

(l) Tenant's              FOR PREMISES A: 2.08% [See Section (o)].
    Proportionate Share   FOR PREMISES B: 3.15% [See Section (o)].
    for Real Estate
    Taxes

(m) Tenant's              FOR PREMISES A: Four (4) parking spaces (Section 47).
    Proportionate Share   FOR PREMISES B: Seven (7) parking spaces (Section 47).
    of Parking Spaces

(n) Brokers Involved      CB Richard Ellis

(o) Security Deposit      See Sections 1(m) and 5.

(p) Notices               If to Landlord:

                          Baltimore Boulevard Associates Limited Partnership
                          c/o Southern Management Corporation
                          1950 Old Gallows Road, Suite 600
                          Vienna, VA 22182
                          Attn: Director, Commercial Division

                          If to Tenant:

                          At the Premises

(q) Landlord's Address    Baltimore Boulevard Associates Limited Partnership
    For Payments          c/o Southern Management Corporation
                          1950 Old Gallows Road, Suite 600
                          Vienna, VA 22182